EXHIBIT INDEX

EXHIBIT A:
 Attachment to item 77Q1:
 Exhibits

EXHIBIT B:
 Attachment to item 77Q3:
 Clarification of certain NSAR information
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EXHIBIT A:

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF STATUTORY TRUST
OF PHOENIX-ABERDEEN WORLDWIDE
OPPORTUNITIES FUND

This Certificate of Amendment is being executed as of November
1, 2004 for the purposes of amending the Certificate of Statutory Trust filed with the Secretary of State of the State of Delaware on August 17, 2004 pursuant to the Delaware
Statutory Trusts Act, 12 Del. C. section 3801 et. seq. (the "Act").

	The undersigned hereby certifies as follows:

1.	The name of the statutory trust is Phoenix-Aberdeen
Worldwide Opportunities Fund.
2.	The name of the statutory trust shall be amended by
filing a Certificate of Amendment to Certificate of Statutory Trust as follows:

NAME:  The name of the statutory trust is Phoenix
Equity Trust.

3.	Effective Date and Time: This Certificate of Amendment
to Certificate of Statutory Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.


	IN WITNESS WHEREOF, the undersigned, being one of the trustees of the Trust, have executed this Certificate of Amendment to Certificate of Statutory Trust as of the day and year first above written.


		By: /s/ Philip R. McLoughlin
		Name: Philip R. McLoughlin
		Title:   President


[PAGE BREAK]

New advisory and sub-advisory agreements were filed with the SEC
in the October 21, 2004     485BPOS filing and are incorporated
by reference in this NSAR.




EXHIBIT B:
PHOENIX - EQUITY TRUST
CIK Number 0000034273
Semi-Annual 12-31-04 Filing

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows for Series 1-- Aberdeen Worldwide Opportunities Fund:

72DD1/72DD2-Series 1
Class A 1259, Class B 32 and Class C 18.

73A1/73A2- Series 1
Class A .0970, Class B .0450 and Class C .0450.

74U1/74U2- Series 1
Class A 13,085, Class B 716, and Class C 410

74V1/74V2- Series 1
Class A $8.54, Class B $7.82, and Class C $7.79